UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K/A
(Amendment No.1)

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2011

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408
(Address of principal executive offices) (Zip Code)

(336) 292-3010
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On May 17, 2011, Tanger Factory Outlet Centers, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) related to the Company’s 2011 Annual Meeting of Shareholders held on May 13, 2011. This Form 8-K/A is being filed solely to update the disclosures made under Item 5.07 of the Original Form 8-K to disclose the Board of Directors' decision regarding the frequency of future advisory votes on executive compensation.
Item 5.07 Submission of Matters to a Vote of Security Holders
As previously reported in the Original Form 8-K, the fifth matter on which the common shareholders voted at the Company's 2011 Annual Meeting of Shareholders was whether an advisory vote on executive compensation should be held every one, two or three years. The results of the voting are as shown below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
48,509,191	268,316	19,115,140	69,605	6,515,271

In light of the voting results related to the fifth matter and other factors, the Company's Board of Directors determined at its meeting on August 2, 2011 to hold an advisory shareholder vote on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:     /s/ Steven B. Tanger
Steven B. Tanger
President and Chief Executive Officer